SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2006

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

Registrant’s telephone number, including area code:  (203) 299-8000

(Exact name of registrant as specified in its charter)

N/A

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On September 21, 2006, priceline.com issued a press release announcing that it increased its 3rd quarter and full-year 2006 financial guidance and established a full-year 2007 pro forma earnings per share target.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01.  Other Events

On September 21, 2006, priceline.com issued a press release announcing that it intends to offer $300 million of Convertible Senior Notes in a private placement.  A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01                 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by priceline.com Incorporated on September 21, 2006 regarding 3rd quarter and full-year 2006 guidance and full-year 2007 pro forma earnings per share target.

99.2	Press release issued by priceline.com Incorporated on September 21, 2006 regarding the proposed $300 million private offering of Convertible Senior Notes.

The information in Exhibit 99.1 shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Name:Jeffery H. Boyd
Title:President and Chief Executive Officer

Date:  September 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by priceline.com Incorporated on September 21, 2006 regarding 3rd quarter and full-year 2006 guidance and full-year 2007 pro forma earnings per share target.

99.2	Press release issued by priceline.com Incorporated on September 21, 2006 regarding the proposed $300 million private offering of Convertible Senior Notes.